EXHIBIT 99.11

                       CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Keystone Fund for Total Return





     We consent to the use of our report dated January 5, 1996 incorporated by reference herin and to the references to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.




                                                 /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP





Boston, Massachusetts
December 9, 1996